EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-222647 and 333-234716) of Avaya Holdings Corp. of our reports dated November 29, 2019 relating to the financial statements, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 29, 2019